                                                                Exhibit 15


To    U.S. HOME CORPORATION:



We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements No. 33-64712, 33-52993 and 33-58863 its Form 10-Q for the quarter ended September 30, 1995, which includes our report dated October 19, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                                   /s/ Arthur Andersen LLP
                                                   -----------------------
                                                   ARTHUR ANDERSEN LLP



Houston, Texas
November 3, 1995